Exhibit 10.1

SECURITIES PURCHASE AGREEMENT (BITCOIN-BACKED PRIVATE PLACEMENT)

This SECURITIES PURCHASE AGREEMENT, dated as of August 26, 2026 (this “Agreement”, as the same may hereafter be modified, supplemented, extended, amended, restated or amended and restated from time to time), is entered into by and among Alpha Modus Holdings, Inc., a Delaware corporation (the “Company”), and the 10 persons or entities listed on the schedule of investors attached hereto as Schedule I (each an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), afforded by Regulation S promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act, with respect to offers and sales of securities occurring outside the United States;

WHEREAS, the Company is authorized to issue 200,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), 20,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”), and 8,500,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), 7,500,000 shares of which were designated as Series C Preferred Stock; as reflected in the Company’s capitalization table dated August 24, 2026, 4,986,264 shares of Class A Common Stock were issued and outstanding as of August 24, 2026, 0 shares of Class B Common Stock were issued and outstanding as of August 24, 2026, and 0 shares of Preferred Stock were issued and outstanding as of August 24, 2026, in each case subject to confirmation by the Transfer Agent immediately prior to the Closing;

WHEREAS, the Company desires to issue and sell to the Investors, and the Investors desire to purchase from the Company, upon the terms and conditions stated in this Agreement, an aggregate of 51,621,560 newly issued shares of Class A Common Stock (the “PIPE Shares”), with each PIPE Share accompanied by one warrant to purchase one share of Class A Common Stock (each, a “Warrant”), at a purchase price of $4.36 per PIPE Share and accompanying Warrant and for an aggregate purchase price of $225,070,000, payable solely by the contribution at Closing of an aggregate of 3,170 whole Bitcoin (“BTC”) valued at the agreed reference price of $71,000 per BTC, as more fully described in this Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I
RECITALS, SCHEDULES

The foregoing recitals are true and correct and, together with the Exhibits and Schedules referred to hereafter, are incorporated into this Agreement by this reference.

ARTICLE II
DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1 “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

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2.2 “Agreement” shall have the meaning ascribed to such term in the Preamble.

2.3 “Assets” means all of the properties and assets of the Company and its Subsidiaries (as defined below), whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.4 “Business Days” means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close; provided, however, that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee,” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day

2.5 “Investor” shall have the meaning ascribed to such term in the Preamble.

2.6 “Claims” means any Proceedings, Judgments, Obligations, known threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.7 “Class A Common Stock” means the Company’s Class A common stock, par value $0.0001 per share.

2.8 “Class B Common Stock” means the Company’s Class B common stock, par value $0.0001 per share.

2.9 “Company” shall have the meaning ascribed to such term in the Preamble.

2.10 “Contract” means any written contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.11 “Effective Date” means the date of this Agreement.

2.12 “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.13 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.14 “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, the SEC or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

2.15 “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.16 “Judgment” means any final order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.17 “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority applicable to the Company.

2.18 “Material Adverse Change” shall have the meaning ascribed to such term in Section 6.13.

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2.19 “Obligation” means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory Contracts.

2.20 “Common Stock Equivalents” means any securities of the Company or any of its Subsidiaries that would entitle the holder thereof to acquire at any time shares of Class A Common Stock, including any debt, preferred stock, rights, options, warrants or other securities that are convertible into, exercisable for, exchangeable for, or otherwise entitle the holder thereof to receive shares of Class A Common Stock.

2.21 “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.22 “PIPE Share” or “PIPE Shares” means the newly issued shares of Class A Common Stock to be issued and sold to the Investors pursuant to this Agreement in the respective amounts set forth in Schedule I, with each PIPE Share accompanied by one Warrant to purchase one share of Class A Common Stock. For the avoidance of doubt, each PIPE Share and Warrant will be issued separately but must be purchased together, and no separate security designated as a unit shall be issued. 2.23 “Principal Trading Market” means The Nasdaq Capital Market, or such other principal securities exchange or trading market on which the Company’s Class A Common Stock is then listed or quoted.

2.24 “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.25 “Purchase Price” means $4.36 per PIPE Share, representing the average closing price of the Class A Common Stock for the 3 consecutive trading days immediately preceding the date of this Agreement.

2.26 “SEC” means the United States Securities and Exchange Commission.

2.27 “SEC Documents” means all registration statements, proxy statements and other statements, reports, schedules, forms and other documents that are either required from time to time to be or have otherwise been filed or furnished by the Company with or to the SEC, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

2.28 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.29 “Bitcoin Reference Price” means $71,000 per whole BTC, which the parties have stipulated as the agreed BTC/USD reference price for purposes of this Agreement.

2.30 “Reference Outstanding Shares” means the number of shares of Class A Common Stock actually issued and outstanding immediately prior to the Closing, as evidenced by a capitalization report certified by the Transfer Agent.

2.31 “Warrant” means a warrant, substantially in the form identified as “Form of Warrant” in Schedule II and separately issued in connection with the Closing, to purchase one share of Class A Common Stock at an exercise price per share equal to the Purchase Price, exercisable for a period of two years from the Closing Date, subject only to the adjustment provisions expressly set forth in the applicable Warrant for stock splits, combinations, stock dividends, recapitalizations and similar events and to applicable Nasdaq rules and any required Stockholder Approval.

2.32 “Warrant Share” means the share of Class A Common Stock issuable upon exercise of a Warrant.

2.33 “Stockholder Approval” means any approval of the Company’s stockholders required under the Delaware General Corporation Law, the Company’s Certificate of Incorporation and Bylaws, the applicable rules of the Principal Trading Market, including Nasdaq Listing Rule 5635, or other applicable Law in connection with the applicable issuance of the PIPE Shares, Warrants or Warrant Shares contemplated by this Agreement.

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2.34 “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever; (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever; or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.35 “Transfer Agent” means the transfer agent and registrar maintained by the Company for its Class A Common Stock, or any duly appointed successor transfer agent.

2.36 “Transaction Documents” means this Agreement, its Schedule I, Schedule II and Schedule III, the separate Form of Warrant identified in Schedule II, each Warrant issued pursuant to this Agreement, the applicable Investor signature pages, any separate registration rights agreement executed in connection with the Registration Statement, and the customary transfer, custody and closing documents necessary to consummate the purchase and sale of the PIPE Shares and Warrants for BTC.

ARTICLE III
INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the Exhibits or Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes,” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

ARTICLE IV
PURCHASE AND SALE

4.1 Sale and Issuance of PIPE Shares and Warrants. Subject to the terms and conditions of this Agreement, each Investor, severally and not jointly, agrees to purchase, and the Company agrees to sell and issue to such Investor, the respective number of PIPE Shares (the “Respective Number of PIPE Shares”) set forth opposite such Investor’s name on Schedule I at the Purchase Price, with each PIPE Share accompanied by one Warrant to purchase one share of Class A Common Stock. Each of the 10 Investors shall receive the same whole number of PIPE Shares and shall contribute the same whole number of BTC. At the Closing, the Company shall issue to each Investor the Respective Number of PIPE Shares and the corresponding Warrants.

4.2 Closing. The purchase, sale and issuance of the PIPE Shares and Warrants (the “Closing”) shall take place remotely by the exchange of documents and the transfer of BTC in accordance with Section 4.5 within 12 Business Days after the date of this Agreement, or on another date as the Company and the Investors mutually agree in writing (the “Closing Date”), subject to satisfaction or waiver, to the extent legally permissible, of the applicable conditions set forth herein.

4.3 Issuance of PIPE Shares and Warrants. At the Closing, the Company shall issue to each Investor the number of PIPE Shares and corresponding Warrants determined by the number of PIPE Shares set forth opposite such Investor’s name on Schedule I, with one Warrant issued for each PIPE Share. The exercise price of each Warrant shall be equal to the Purchase Price, and each Warrant shall be exercisable for a period of two years from the Closing Date, subject to the structural adjustment provisions expressly set forth in the applicable Warrant. The PIPE Shares shall be issued in book-entry form through the Transfer Agent, and the Warrants shall be issued substantially in the separate Form of Warrant identified in Schedule II.

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4.4 Purchase Price. The purchase price per PIPE Share and its accompanying Warrant shall be $4.36. The aggregate purchase price payable by the Investors for the PIPE Shares and accompanying Warrants to be purchased pursuant to this Agreement (the “Aggregate Purchase Price”) shall be $225,070,000. The Purchase Price per PIPE Share is rounded to two decimal places. The Aggregate Purchase Price shall be satisfied solely by the contribution of Bitcoin by the Investors. For purposes of determining the Bitcoin contribution, the Bitcoin Reference Price shall be $71,000 per Bitcoin, resulting in an aggregate contribution of 3,170 whole Bitcoin, with each Investor contributing 317 whole Bitcoin. The number of PIPE Shares has been rounded up to the nearest whole share. Accordingly, the product of 51,621,560 PIPE Shares and the stated Purchase Price of $4.36 per PIPE Share is $225,070,001.60, which exceeds the Aggregate Purchase Price by $1.60 solely as a result of whole-share rounding. The parties agree that such rounding difference shall not increase or otherwise alter the Aggregate Purchase Price, the number of Bitcoin to be contributed, or the exercise price of the Warrants. The Respective Number of PIPE Shares, purchase price and Bitcoin contribution are set forth opposite each Investor’s name on Schedule I attached hereto and incorporated herein by reference. The aggregate purchase price payable by each Investor for such Investor’s Respective Number of PIPE Shares and accompanying Warrants shall be $22,507,000, payable in 317 whole Bitcoin as set forth opposite such Investor’s name on Schedule I hereto (the “Respective Purchase Price”).

4.5 Form of Payment; Delivery. On or before the Closing Date, each Investor shall transfer its Respective Purchase Price, consisting solely of the whole number of BTC set forth opposite its name on Schedule I, directly to an independent BTC custody wallet of the Company or any of its Subsidiaries. No cash payment or other consideration is required from an Investor at the Closing.

4.6 Deliveries.

(a) On or prior to the Closing Date, subject to the conditions precedent in Article VIII, the Company shall deliver or cause to be delivered to each Investor the following:

(i) this Agreement duly executed by the Company;

(ii) a copy of irrevocable instructions to the Transfer Agent, effective upon the Closing and confirmed receipt of the applicable Investor’s BTC contribution, directing the Transfer Agent to deliver evidence of the issuance of that Investor’s PIPE Shares in DRS book-entry form, together with a Warrant issued in the Investor’s name substantially in the separate Form of Warrant identified in Schedule II;

(iii) evidence of the Company’s authorization of this Agreement and the issuance of the PIPE Shares and Warrants, together with any Stockholder Approval or Nasdaq notification required for such issuance at the Closing; and

(iv) a current capitalization report certified by the Transfer Agent confirming sufficient authorized and unissued shares of Class A Common Stock for the PIPE Shares and the Warrant Shares.

(b) On or prior to the Closing Date, subject to the conditions precedent in Article IX, each Investor shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Investor; and

(ii) such Investor’s Respective Purchase Price in full, paid in Bitcoin, pursuant to Section 4.4.

ARTICLE V
INVESTOR’S REPRESENTATIONS AND WARRANTIES

Each Investor represents and warrants to the Company, that the statements contained in this Article V are true and correct as of the date hereof and the Closing Date:

5.1 Investment Purpose. Each Investor is acquiring the PIPE Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, each Investor reserves the right to dispose of the PIPE Shares at any time in accordance with or pursuant to an effective registration statement covering such PIPE Shares or an available exemption under the Securities Act.

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5.2 Non-U.S. Person Status. Each Investor represents and warrants to the Company as follows: (i) the Investor is not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S; (ii) at the time the buy order for the PIPE Securities was originated, the Investor was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement; (iii) the Investor is purchasing the PIPE Securities for its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States.

5.3 No Distribution. Each Investor is acquiring the PIPE Shares and Warrants, and will acquire any Warrant Shares issued upon exercise, solely for its own account and not with a view toward, or for resale in connection with, any public sale or distribution in violation of applicable securities laws, except pursuant to an effective registration statement or an available exemption from registration under the 1933 Act. Such Investor does not presently have any agreement or understanding with any Person to distribute the PIPE Shares, Warrants or Warrant Shares in violation of applicable securities laws. 5.4 Information. Each Investor and its advisors, if any, have received all information regarding the Company’s business, finances, operations and SEC Documents that such Investor reasonably requested, have had the opportunity to ask questions of the Company, and understand that an investment in the PIPE Shares and Warrants involves a high degree of risk. Each Investor has sufficient financial sophistication to evaluate the merits and risks of the investment and has sought the accounting, legal and tax advice it considered necessary.

5.5 No Governmental Review. Each Investor understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the PIPE Shares, or the fairness or suitability of the investment in the PIPE Shares, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the PIPE Shares.

5.6 Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of each Investor and is a valid and binding agreement of each Investor, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.7 General Solicitation. Each Investor is not purchasing the PIPE Shares as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Each Investor represents that it has a relationship with the Company preceding the offering of the PIPE Shares.

5.8 Organization and Authority of Investor. Each Investor is an individual or is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation. Each Investor has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by each Investor of this Agreement, the performance by each Investor of its obligations hereunder, and the consummation by each Investor of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each Investor.

5.9 No Conflicts; Consents. The execution, delivery and performance by Investor of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any provision of the certificate of formation, limited liability company agreement, or other governing documents of Investor; (b) violate or conflict with any provision of any Law or Governmental Authority applicable to Investor; (c) require the consent, notice or other action by any Person under, violate or conflict with, or result in the acceleration of any agreement to which Investor is a party; or (d) require any consent, permit, Governmental Authority, filing or notice from, with or to any Governmental Authority; except, in the cases of clauses (b) and (c), where the violation, conflict, acceleration or failure to obtain consent or give notice would not have a material adverse effect on each Investor’s ability to consummate the transactions contemplated hereby and, in the case of clause (d), where such consent, permit, Governmental Authority’s order, filing or notice which, in the aggregate, would not have a material adverse effect on each Investor’s ability to consummate the transactions contemplated hereby.

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5.10 Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms, which terms include definitive pricing terms, of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to Investor’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5.11 Independent Advice. Each Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to each Investor in connection with the purchase of the PIPE Shares constitutes legal, tax or investment advice.

5.12 No Brokers or Finders. Except as previously disclosed to the Company prior to the date of this Agreement neither such Investor nor any of its Affiliates has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

5.13 Validity; Enforcement. This Agreement to which the Investor is a party has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.14 Sanctions. The Investor is not nor is any person or entity controlling, controlled by or under common control with the Investor, acting, directly or indirectly (i) in contravention of any Applicable Laws and regulations, including anti-money laundering, countering the financing of terrorism and non-proliferation regulations or conventions; (ii) on behalf of terrorist or terrorist organizations; (iii) a person or entities that is/are: (A) included on the List of Specially Designated Nationals and Blocked Persons maintained by the US Treasury Department’s Office of Foreign Assets Control (OFAC) or on any list pursuant to European Union (EU) and/or United Kingdom (UK) regulations; (B) operationally based or domiciled in a country or territory in relation to which sanctions imposed by the United Nations (whether through the Security Council or otherwise), OFAC, the EU and/or the UK apply; or (C) otherwise pursuant to sanctions imposed by the United Nations, OFAC, the EU or the UK; (iv) for a senior foreign political figure, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure; (v) for a politically exposed person, a family member of a politically exposed person or a close associate of a politically exposed person; or (vi) as trustee, agent, representative or nominee for a unregulated foreign banking institution.

5.15 Source of BTC. Each Investor represents and warrants that the BTC contributed as its Respective Purchase Price is legally and beneficially owned by that Investor, was obtained through lawful means, is not derived from criminal or unlawful activity, is not subject to any freezing, restraint or recovery order, and may be transferred to the Company or any of its Subsidiaries in compliance with applicable United States anti-money-laundering, sanctions and financial-crime laws.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth and disclosed in the Company’s disclosure schedules (“Schedules”) attached to this Agreement and made a part hereof, the Company hereby makes the following representations and warranties to each Investor as of the Effective Date and the Closing Date. The Schedules shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article VI and certain other sections of this Agreement, and the disclosures in any section or subsection of the Schedules shall qualify other sections and subsections in this Article VI only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

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6.1 Organization. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware as of the date hereof, and each subsidiary of the Company (“Subsidiary”) is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Change.

6.2 Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company taken as a whole.

6.3 Capitalization. The Company’s authorized, issued and outstanding capital stock is set forth in the Disclosure Schedules and its SEC Documents. The Company is authorized to issue 200,000,000 shares of Class A Common Stock, par value $0.0001 per share, 20,000,000 shares of Class B Common Stock, par value $0.0001 per share, and 8,500,000 shares of preferred stock, par value $0.0001 per share 7,500,000 shares of which were designated as Series C Preferred Stock. The Company’s capitalization table dated August 24, 2026 states that 4,986,264 shares of Class A Common Stock were issued and outstanding as of August 24, 2026 (and no shares of Class B Common Stock or preferred stock were issued and outstanding), subject to an updated capitalization report certified by the Transfer Agent immediately before the Closing. Existing options, historical warrants, convertible securities, preferred stock and other Common Stock Equivalents, if any, are disclosed in the SEC Documents and the current capitalization report and are distinct from the new Warrants issued pursuant to this Agreement.

6.4 Valid Issuance of Outstanding Securities. All securities of the Company issued and outstanding before the transactions contemplated by this Agreement were duly authorized, validly issued and fully paid. Their holders have no rights of rescission or personal liability by reason of such ownership, and those securities were not issued in violation of applicable preemptive or similar contractual rights. The authorized shares of Class A Common Stock conform in all material respects to their description in the SEC Documents. The offers and sales of the outstanding shares of Class A Common Stock were registered under the Securities Act and applicable state securities laws or were exempt from those registration requirements.

6.5 Authorization; Enforceability. The Company has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to any Stockholder Approval required for the applicable issuance. This Agreement has been duly authorized, executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to customary bankruptcy and equitable-principles exceptions. The issuance of the PIPE Shares and Warrant Shares shall be duly authorized at the applicable time of issuance, subject to the availability of sufficient authorized and unissued Class A Common Stock. The Company’s Certificate of Incorporation authorizes the issuance of 200,000,000 shares of Class A Common Stock.

6.6 No Conflicts. Subject to any Stockholder Approval and third-party consent required for the applicable issuance, the execution, delivery and performance by the Company of this Agreement and the Warrants, the issuance of the PIPE Shares and Warrants, and the issuance of Warrant Shares upon exercise do not and will not (i) result in a material breach of, or default under, any material agreement binding on the Company; (ii) violate the Company’s Certificate of Incorporation or Bylaws; or (iii) violate any applicable Law, judgment or order. The Company shall not issue shares in excess of its authorized and unissued Class A Common Stock.

6.7 Issuance of PIPE Securities. The PIPE Shares, Warrants and Warrant Shares (collectively, the “PIPE Securities” or “Securities”) will be duly authorized at the applicable time of issuance, subject to any required Stockholder Approval. When the PIPE Shares and Warrants are issued against the contribution of BTC in accordance with this Agreement, and when the Warrant Shares are issued upon valid exercise and payment of the exercise price, the applicable shares will be validly issued, fully paid, non-assessable and free and clear of Encumbrances other than customary transfer restrictions arising under applicable securities laws and the Transaction Documents. The Company shall reserve sufficient authorized and unissued shares of Class A Common Stock for the PIPE Shares and all Warrant Shares.

6.8 Reserved.

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6.9 Independent Registered Public Accounting Firm. To the Company’s knowledge, MaloneBailey, LLP (the “Auditor”), whose audit report is included in the Company’s SEC Documents, is an independent registered public accounting firm registered with, and in good standing with, the Public Company Accounting Oversight Board as of the date hereof.

6.10 Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the SEC Documents are legal, valid and binding Obligations of the Company enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

6.11 No Violation or Default. No default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

6.12 Compliance with Laws. Each of the Company and its Subsidiaries: (A) is and at all times has been in compliance with all laws, statutes, rules, or regulations applicable to the Company and the Company’s business (“Applicable Laws”); (B) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) provided that the Company receives the Stockholder Approval, possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any business operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; and (F) provided that the Company receives the Stockholder Approval, has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission), in each case to the extent of a Material Adverse Change.

6.13 No Material Adverse Change. Subsequent to the SEC Documents, except as otherwise specifically stated therein, (i) there has been no material adverse change in the Company’s financial position, results of operations, business or assets (a “Material Adverse Change”), and (ii) the Company has not entered into any material transaction outside the ordinary course of business other than the issuance of PIPE Shares contemplated by this Agreement.

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6.14 Financial Statements. The financial statements included in the SEC Documents, including the notes thereto and supporting schedules included in the SEC Documents (the “Financial Statements”), fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with GAAP, consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the SEC Documents present fairly the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the SEC Documents under the Securities Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the SEC Documents have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the SEC Documents discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the SEC Documents; (a) neither the Company nor any of its direct and indirect subsidiaries (including, for this purpose, any variable interest entities), including each entity disclosed or described in the SEC Documents as being a Subsidiary, has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its Class A Common Stock or any other equity securities; (c) there has not been any change in the Class A Common Stock of the Company or any of its Subsidiaries, or, other than in the course of business, any grants under any stock compensation plan; and (d) there has not been any Material Adverse Change in the Company’s long-term or short-term debt.

6.15 Reserved.

6.16 Consents and Permits. Except as described in the SEC Documents, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the SEC Documents (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not reasonably be expected to result in a Material Adverse Change.

6.17 Intellectual Property Rights. The Company and each of its Subsidiaries own or possesses or have valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the SEC Documents. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the SEC Documents will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (A) there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 6.17, reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 6.17, reasonably be expected to result in a Material Adverse Change; (D) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 6.17, reasonably be expected to result in a Material Adverse Change; and (E) to the knowledge of the Company, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. All material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the SEC Documents and are not described therein. The SEC Documents contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

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6.18 Certain Market Activities. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

6.19 Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the SEC Documents are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to each Investor, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries; and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

6.20 Reserved.

6.21 Accounting Controls. Except as set forth in the SEC Documents, the Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) to the extent required by the Exchange Act that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Documents, the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

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6.22 Sarbanes-Oxley Compliance.

(a) Disclosure Controls. Except as set forth in the SEC Documents, the Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(b) Compliance. Except as disclosed in its SEC reports, the Company has been, and on the Closing Date, will be, in compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

6.23 No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries, which are expected to have a material adverse effect on the Company, exists or is, to the Company’s knowledge, imminent.

6.24 Investment Company Act. The Company is not, and immediately following receipt of the BTC consideration and its treatment as corporate assets in accordance with applicable accounting guidance will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

6.25 Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds from the issuance, sale and delivery of the PIPE Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Class A Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board

6.26 Insurance. Except as disclosed in the SEC Documents, the Company carries or is entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate in view of balancing of the costs of insurance, the risks of loss and its benefits to the Company, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

6.27 Foreign Corrupt Practices Act. None of the Company and its Subsidiaries or any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not given in the past, might have had a Material Adverse Change; or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company.

6.28 Compliance with OFAC. None of the Company and its Subsidiaries or any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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6.29 Related-Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the SEC Documents that have not been described as required under Regulation S-K.

6.30 Reserved.

6.31 Employment Matters.

(a) The Company is not a party to, or bound by, any collective bargaining or other agreement with a labor organization representing any of its employees. During the recent two fiscal years, there has not been, nor, to the Company’s knowledge, has there been any threat of, any strike, slowdown, work stoppage, picketing or other similar labor disruption or dispute affecting the Company.

(b) The Company is in material compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees of the Company. There are no actions against the Company pending, or to the Company’s knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitral tribunal in connection with the employment or termination of employment of any current or former employee of the Company, including, without limitation, any action relating to unfair labor practices, employment discrimination, harassment, retaliation, leave, accommodation, minimum wages, overtime compensation, hazardous work conditions, equal pay or any other hiring, employment or employment termination related matter arising under applicable Laws.

(c) The representations and warranties set forth in this Section 6.31 are the Company’s sole and exclusive representations and warranties regarding employment matters.

6.32 Reserved.

6.33 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated under this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Company’s public filings. The Company understands and confirms that Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to Investor regarding the Company and its subsidiaries, their respective businesses and the transactions contemplated hereby, including the Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve (12) months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading..

6.34 No Integrated Offering. Assuming the accuracy of Investor’s representations and warranties set forth in Section V, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the PIPE Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act that would require the registration of the PIPE Securities under the Securities Act, or (ii) any applicable stockholder approval provisions of any trading market on which any of the securities of the Company are listed or designated.

6.35 Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the PIPE Shares hereunder; (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

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6.36 Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any subsidiary, threatened.

6.37 Reserved.

6.38 No Brokers or Finders. None of the Company or any of its Subsidiaries has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by any of the Transaction Documents whose fees the Investors would be required to pay.

ARTICLE VII
COVENANTS

7.1 Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions as provided in Articles VIII and IX of this Agreement prior to the Closing Date.

7.2 Affirmative Covenants.

(a) Reporting Status; Listing. Until the earlier of two years after the Closing Date or the date on which the Investors no longer hold any PIPE Shares, Warrants or Warrant Shares, the Company shall (i) timely file all reports required under the Securities Act, the Exchange Act and the rules of the Principal Trading Market; (ii) maintain its status as a reporting company under the Exchange Act to the extent required by applicable Law; and (iii) timely submit all required listing-of-additional-shares notifications and use commercially reasonable efforts to secure and maintain the listing and trading of the Class A Common Stock, the PIPE Shares and the Warrant Shares on the Principal Trading Market.

7.3 Registration Rights. The Company shall, at its sole cost and expense, prepare and file with the SEC a registration statement on Form S-3, if the Company is then eligible to use Form S-3 for such registration, or otherwise on Form S-1 (the “Registration Statement”) covering the resale of all of the PIPE Shares, except that Company shall register a lesser number of shares if the SEC issues comments orally or in writing requiring the cutback of the number of shares being registered. The Registration Statement may include shares issuable upon exercise of outstanding warrants, to the extent permitted by applicable securities laws and SEC guidance. The Company shall make such filing within 15 calendar days after issuance of the PIPE Shares at the Closing, subject only to the Investors’ timely delivery of reasonably requested selling-stockholder information. The Registration Statement shall constitute a secondary resale registration statement only. The Company shall use commercially reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable and to maintain its effectiveness for the period specified in any separate registration rights agreement or, absent such agreement, until all shares covered thereby have been sold or may be resold without registration and without volume or manner-of-sale restrictions. The Company shall bear all legal, accounting, filing and other reasonable expenses of preparing, filing and maintaining the Registration Statement, excluding each Investor’s own selling commissions and separate counsel fees.

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7.4 Public Disclosure of Investors. The Company shall not publicly disclose the name of each Investor, or include the name of each Investor in any filing with the SEC or any regulatory agency or Principal Trading Market, without the prior written consent of such Investor except: (a) as required by federal securities law, (b) to the extent such disclosure is required by Law or Principal Trading Market regulations, (c) in response to a request, inquiry, examination, investigation or comment from the SEC, any Principal Trading Market or any other governmental, regulatory or self-regulatory authority having jurisdiction over the Company or the transactions contemplated hereby, or (d) as otherwise required by applicable law, regulation, court order or legal process.

7.5 Removal of Legends.

(a) The PIPE Shares, Warrants and Warrant Shares may be offered, sold or transferred only in compliance with applicable federal and state securities laws. For a transfer other than pursuant to an effective registration statement or an available exemption, the Company may request an opinion of counsel reasonably satisfactory to the Company confirming that the transfer does not require registration under the Securities Act.

(b) [Reserved].

7.6 Stockholder Approval. If Stockholder Approval is required for the issuance of the PIPE Shares or Warrants, the Company shall use commercially reasonable efforts to obtain such approval by the time required under applicable Law and the rules of the Principal Trading Market. Any Stockholder Approval required for the issuance of Warrant Shares upon exercise of a Warrant shall be obtained by the time required for the applicable exercise.

7.8 Reserved Shares. The Company shall at all times reserve and keep available out of its authorized and unissued Class A Common Stock, solely for the purpose of issuance upon exercise of the Warrants, such number of shares of Class A Common Stock as is sufficient to permit the exercise in full of all outstanding Warrants, subject to applicable Law, the Company’s Certificate of Incorporation and Bylaws and the rules of the Principal Trading Market. The Company shall, from time to time, promptly take all actions necessary to maintain sufficient authorized and unissued Class A Common Stock for such purpose.

7.9 Listing of PIPE Shares and Warrant Shares. The Company shall timely submit any Nasdaq Listing of Additional Shares notification and other listing materials required for the PIPE Shares and Warrant Shares and shall use commercially reasonable efforts to maintain the eligibility of such shares for listing on the Principal Trading Market.

7.10 Limitation on Additional Issuances. From and after the date of this Agreement and through the earlier of 30 days following effectiveness of the Registration Statement and December 31, 2026, the Company shall not, without the prior written consent of a majority of the Investors, issue any shares or securities convertible into or exercisable for shares, except for (i) the PIPE Shares, Warrants and Warrant Shares contemplated by this Agreement; (ii) shares for director and officer stock issuances as required by the Company’s agreements with those directors and officers and currently expected to be approximately 42,901 shares for the third fiscal quarter of 2026 (but which precise number of shares is not currently determinable as it is based on the Company’s closing stock prices as of the end of the quarter); (iii) up to 519,917 shares upon conversion of existing convertible notes; and (iv) up to 176,890 shares upon exercise of existing warrants, in each case under clauses (ii) through (iv) as identified in the Company’s capitalization table dated August 24, 2026, attached as Schedule III. This restriction applies to Class B Common Stock and Preferred Stock, including any newly designated series of Preferred Stock.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the PIPE Shares to each Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

8.1 Each Investor shall have executed this Agreement, and delivered it to the Company.

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8.2 Each Investor shall acknowledge that it has read the definition of non-U.S. persons set forth in Exhibit A and hereby represents that it is a non-U.S. person.

8.3 Each Investor shall have paid the Respective Purchase Price to the Company or any of its Subsidiaries in accordance with Sections 4.4 and 4.5 above.

8.4 Reserved.

8.5 Each Investor’s representations and warranties shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and each Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Investor at or prior to the applicable Closing Date.

8.6 The Company shall have obtained all governmental, regulatory or third-party consents and approvals necessary for the sale of the PIPE Shares.

8.7 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

8.8 Trading in the Class A Common Stock shall not have been suspended by the SEC or any Principal Trading Market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement.

8.9 The Company shall have received reasonable know-your-customer, anti-money-laundering, sanctions-screening and BTC source-of-funds documentation for the applicable Investor.

8.10 The Company shall have confirmed that the applicable Investor’s contribution consists of the whole number of BTC specified for that Investor in Schedule I.

ARTICLE IX

CONDITIONS PRECEDENT TO EACH INVESTOR’S OBLIGATIONS TO PURCHASE

The obligation of each Investor hereunder to purchase the PIPE Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for each Investor’s sole benefit and may be waived by each Investor at any time in its sole discretion:

9.1 The Company shall have executed this Agreement and delivered the same to each Investor.

9.2 The representations and warranties of the Company and each of the Subsidiaries shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company and each of the Subsidiaries shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and the Subsidiaries at or prior to the Closing Date.

9.3 No event shall have occurred which could reasonably be expected to result in a Material Adverse Change.

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9.4 On the Closing Date, the Company shall have delivered all the deliverables set forth in Section 4.6(a) to the other Parties.

9.5 The Company shall have obtained the corporate authorizations and any Stockholder Approval required for the issuance of the PIPE Shares and Warrants at the Closing and shall have submitted any Nasdaq notification required to be submitted by the Closing.

9.6 The Company shall have delivered a current capitalization report certified by the Transfer Agent confirming the Reference Outstanding Shares and the availability of sufficient authorized and unissued Class A Common Stock for issuance of the PIPE Shares and reservation of all Warrant Shares.

9.7 The Company shall have obtained all approvals, authorizations, notifications, confirmations and clearances required by the Principal Trading Market in connection with the transactions contemplated by this Agreement, including the issuance, listing and trading of the PIPE Shares, and no objection shall have been raised by the Principal Trading Market that would prohibit or delay the consummation of the transactions contemplated hereby.

9.8 The Company shall have delivered irrevocable instructions to the Transfer Agent authorizing issuance of the applicable PIPE Shares at the Closing and the applicable Warrant Shares upon valid exercise.

ARTICLE X
TERMINATION

10.1 Termination. The obligations of the Company, on one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(a) Upon the mutual written consent of the Company and all the Investors;

(b) By the Company if the Closing has not occurred on or prior to the Closing Date; or

(c) By either the Company or any Investor (with respect to itself only) if the other party breaches any of its representations, warranties, covenants, or agreements contained in this Agreement or the other Transaction Documents, provided that the terminating party has not breached the Agreement and other Transaction Documents.

10.2 Consequences of Termination. Nothing in Article X of this Agreement shall release any party from any liability for breach by such party of the terms and provisions of this Agreement.

ARTICLE XI

WARRANT REGISTER, TRANSFER AGENT INSTRUCTIONS; LEGENDS

11.1 Stock and Warrant Registers. The Company shall cause the Transfer Agent to maintain an accurate stock ledger identifying the record holder of each PIPE Share and Warrant Share and shall maintain an accurate Warrant register identifying each Investor, the number of Warrants held by that Investor, the corresponding number of Warrant Shares issuable upon exercise and any permitted subsequent transfer. Each Investor may inspect its own records during normal business hours upon reasonable notice.

11.2 Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent in a form reasonably acceptable to the Investors (the “Irrevocable Transfer Agent Instructions”) to issue and register (i) the PIPE Shares in the name of the applicable Investor or its permitted nominee following receipt of that Investor’s BTC contribution and (ii) the Warrant Shares following valid exercise of the applicable Warrant and payment of its exercise price. The PIPE Shares and Warrant Shares shall be delivered in DRS book-entry form or, when eligible, through The Depository Trust Company (“DTC”). The Company shall not provide instructions inconsistent with this Agreement or the Warrants other than customary stop-transfer instructions required by applicable securities laws. Upon any permitted resale under an effective Registration Statement, Rule 144 or another available exemption, the Company shall promptly instruct the Transfer Agent to effect the transfer and remove any restrictive legend when legally permitted. The Company shall bear all Transfer Agent fees, DTC fees and other ordinary costs associated with the issuance of the PIPE Shares and Warrant Shares and the removal of legends in accordance with this Agreement. Each Investor is entitled to customary specific performance and injunctive relief for a material breach of this Section.

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11.3 Legends. The Investors understand that the PIPE Shares and Warrants are issued, and the Warrant Shares will be issued, in reliance on an exemption from registration under the Securities Act and applicable state securities laws and that, unless otherwise permitted by this Agreement, the Warrants or applicable Law, certificates or book-entry positions evidencing those securities shall bear a customary restrictive legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN EACH CASE IN ACCORDANCE WITH APPLICABLE LAW. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED PURSUANT TO A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

11.4 Removal of Legends. A restrictive legend shall not be required for PIPE Shares or Warrant Shares to the extent (i) the applicable shares are sold pursuant to an effective Registration Statement or another effective registration statement; (ii) the shares are sold or are then eligible for resale under Rule 144 without the applicable restriction; (iii) counsel reasonably acceptable to the Company confirms that a proposed transfer may lawfully occur without registration; or (iv) the legend is otherwise not required under applicable securities laws. Following receipt of the documents reasonably required to establish that a legend may be removed, the Company shall, no later than 2 Business Days thereafter or any earlier deadline required by applicable Law, instruct the Transfer Agent to deliver the applicable PIPE Shares or Warrant Shares without the restrictive legend by DTC credit, if eligible, or otherwise in book-entry or certificated form. The Company shall pay ordinary Transfer Agent and DTC fees associated with the removal of such legends.

11.5 FAST Compliance. While any PIPE Securities remain outstanding, the Company shall maintain a transfer agent that participates in FAST.

ARTICLE XII
INDEMNIFICATION

12.1 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

12.2 Indemnification by the Company. Subject to the other terms and conditions of this Article XII, from and after the Closing, the Company will indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against an Investor Party in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a material breach of such Investor Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor Party may have with any such shareholder or any violations by such Investor Party of state or federal securities laws or any conduct by such Investor Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to each Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing; (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel; or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Investor Party under this Agreement (y) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement or in the other Transaction Documents. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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12.3 Indemnification by Investor. Subject to the other terms and conditions of this Article XII, from and after the Closing, Investor shall indemnify the Company against, and shall hold the Company harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Company based upon, arising out of or with respect to:

(a) any inaccuracy in or breach of any of the representations or warranties of Investor contained in this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Investor pursuant to this Agreement.

12.4 Certain Limitations. The indemnification provided for in Sections 12.2 and 12.3 shall be subject to the following limitations:

(a) The aggregate amount of all Losses for which a party shall be liable pursuant to this Article XII shall not exceed the proceeds actually received under this Agreement.

(b) In no event shall any party be liable to any other party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(c) Payments by a party pursuant to this Article XII in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the indemnified party in respect of any such claim. The indemnified party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(d) Each Indemnified Party shall take all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

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ARTICLE XIII
MISCELLANEOUS

13.1 Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company, to:	Alpha Modus Holdings, Inc.
20311 Chartwell Center Dr., #1469, Cornelius, NC 28031
	Attn:	William Alessi
	Telephone:	+1 (704) 252-5050
	Email:	ir@alphamodus.com
with a copy (which shall not constitute notice) to:	Brunson Chandler & Jones, PLLC Walker Center | 5th Floor, 175 S. Main Street, Suite 500 | Salt Lake City, UT 84111
	Attention:	Lance Brunson
	Email:	lance@bcjlaw.com

If to each Investor:	To the applicable Investor at the address set forth on that Investor’s signature page.

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York time, on a business day. Any notice hand delivered after 5:00 p.m., New York time, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed that the notice has been received by the other party.

13.2 Entire Agreement. This Agreement, including the Schedules attached hereto and the documents delivered pursuant hereto, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as contained herein; provided, however, except as explicitly stated herein, nothing contained in this Agreement shall (or shall be deemed to) (i) have any effect on any agreements each Investor has entered into with, or any instruments each Investor has received from, the Company prior to the date hereof with respect to any prior investment made by each Investor in the Company or (ii) waive, alter, modify or amend in any respect any Obligations of the Company, or any rights of or benefits to each Investor or any other Person, in any agreement entered into prior to the date hereof between or among the Company and each Investor, or any instruments each Investor received from the Company prior to the date hereof, and all such agreements and instruments shall continue in full force and effect.

13.3 Successors and Assigns. This Agreement, and any and all rights, duties and Obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Company without the prior written consent of each Investor. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

13.4 Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

13.5 Amendment. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Investor.

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13.6 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

13.7 Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. A digital reproduction, portable document format (“.pdf”) or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by electronic signature (including signature via DocuSign or similar services), electronic mail or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

13.8 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

13.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to the Company at the address set forth on the signature page to the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum or that the venue of such suit, action, or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude each Investor from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to each Investor, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of each Investor. THE COMPANY AND EACH INVESTOR HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.10 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

13.11 Survival. The representations and warranties contained herein shall survive the Closing.

13.12 Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

13.13 Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

13.14 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

13.15 Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of each Investor to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Agreement. The Company covenants to each Investor that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by each Investor and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Investor and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Investor of this Agreement shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary, and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to each Investor that is requested by each Investor to enable each Investor to confirm the Company’s compliance with the terms and conditions of this Agreement (including, without limitation, compliance with Section 1 hereof). The issuance of shares and certificates for shares as contemplated hereby upon Closing shall be made without charge to each Investor or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than each Investor or its agent on its behalf.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year set forth above.

COMPANY: ALPHA MODUS HOLDINGS, INC.

By:
Name:	William Alessi
Title:	President and Chief Executive Officer

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year set forth above.

Investor:
[Name]

By:
Name:
Title:
Address:

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Exhibit A

NON-U.S. PERSON REPRESENTATION

Each Investor indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Company as follows:

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the PIPE Securities, such person or entity was outside the United States.

2.	Such person or entity is acquiring the PIPE Securities for such Investor’s own account, for investment and not for distribution or resale to others and is not purchasing the PIPE Securities for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.	Such person or entity will make all subsequent offers and sales of the PIPE Securities either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the PIPE Securities to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Such person or entity has no present plan or intention to sell the PIPE Securities in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the PIPE Securities and is not acting as a Distributor of such securities.

5.	Neither such person or entity, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the PIPE Securities at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the PIPE Securities substantially in the form set forth in Section 11.3.

7.	Such person or entity is not acquiring the PIPE Securities in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the PIPE Securities.

10.	Such person or entity understands the various risks of an investment in the PIPE Securities and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the PIPE Securities.

11.	Such person or entity has had access to the Company’s publicly filed reports with the SEC and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the PIPE Securities.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the PIPE Securities.

13.	Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement.

14.	Such person or entity will not sell or otherwise transfer the PIPE Securities unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity represents that the address furnished on its signature page to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

16.	Such person or entity understands and acknowledges that the PIPE Securities have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

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SCHEDULE I

SCHEDULE OF INVESTORS, PIPE SHARES AND BTC CONTRIBUTIONS

Pricing assumptions: 4,986,264 pre-Closing Class A shares; $4.36 per PIPE Share and accompanying Warrant; $71,000 per BTC; 56,607,824 post-Closing Class A shares (after PIPE share issuances but before any additional issuances after August 24, 2026).

Investor	PIPE Shares	Reference Value (USD)	BTC
*	*	*	*
TOTAL	51,621,560	$225,070,000	3,170 BTC

Each PIPE Share is accompanied by one Warrant to purchase one share of Class A Common Stock. The exercise price of each Warrant is equal to the Purchase Price, and each Warrant is exercisable for a period of two years from the Closing Date. The PIPE Share amounts shown above are whole-share amounts rounded up as described in Section 4.4; the resulting nominal $1.60 aggregate share-value difference does not alter the Aggregate Purchase Price of $225,070,000 or the aggregate Bitcoin contribution of 3,170 BTC.

Applicable exemption status must be confirmed before execution. All share figures remain subject to a closing-date Transfer Agent capitalization certificate.

* redacted pursuant to Item 601(a)(5) of Reg. S-K.

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SCHEDULE II

Form of Warrant

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SCHEDULE III

CAPITALIZATION TABLE AS OF AUGUST 24, 2026

[redacted pursuant to Item 601(a)(5) of Reg. S-K]

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DISCLOSURE SCHEDULES

Section 6.3 — Capitalization

The Company’s Certificate of Incorporation authorizes 200,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), 20,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”), and 8,500,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), 7,500,000 shares of which were designated as Series C Preferred Stock. The Company’s capitalization table dated August 24, 2026 reports 4,986,264 shares of Class A Common Stock issued and outstanding as of August 24, 2026; Class B Common Stock and Preferred Stock outstanding were both 0 as of August 24, 2026. All issued-and-outstanding figures shall be reconfirmed by the Transfer Agent immediately prior to the Closing. Each PIPE Share issued pursuant to this Agreement shall be accompanied by one Warrant, and the Company shall reserve sufficient authorized and unissued Class A Common Stock for issuance of the Warrant Shares upon exercise. Existing preferred stock, options, historical warrants, convertible instruments and other Common Stock Equivalents, if any, are disclosed in the SEC Documents and the final Transfer Agent capitalization report and are distinct from the Warrants issued pursuant to this Agreement.

Authorized Class A Common Stock: 200,000,000	Par value: $0.0001 per share
Pre-Closing Class A Common Stock outstanding: 4,986,264	Capitalization table reference date: August 24, 2026; Transfer Agent confirmation required
Authorized Class B Common Stock: 20,000,000	Class B Common Stock outstanding: 0 as of August 24, 2026
PIPE Shares to be issued: 51,621,560	Class A shares outstanding after Closing: 56,607,824
Aggregate BTC consideration: 3,170 BTC	Existing Common Stock Equivalents, if any, are disclosed in the SEC Documents and closing capitalization report.

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